UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report

(Date of earliest event reported)  July 31, 2008

MICRO COMPONENT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113

(651) 697-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2008, the Company entered into a loan transaction with affiliates of its senior secured lender, Laurus Master Funds, Ltd. The Company borrowed an additional $3,500,000 pursuant to a secured note. The note bears interest at the rate of twelve (12%) percent per annum, and is secured by all of the assets of the Company and its subsidiaries. As part of this transaction, the Company granted to the secured lender’s affiliates a ten-year warrant to purchase 31,000,000 shares of the Company’s common stock at $0.01 per share. The new loan matures on November 30, 2008. Also as part of this transaction, the allowed overadvance on the Company’s revolving line of credit with the secured lender was increased to $1,000,000 until November 30, 2008. The maturity date of this new loan, and of all of the Company’s debt with the secured lender and its affiliates (including the overadvance), will be extended to July 31, 2010 if, no later than November 30, 2008, the Company holds a shareholders’ meeting to increase its number of authorized shares, and grants to the secured lender’s affiliates an additional ten-year warrant to purchase 146,143,792 shares of the Company’s common stock at $0.01 per share. The Company believes that this financing transaction provides the capability to allow the Company to move forward with various strategic initiatives not available previously.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 6, 2008, the Company issued a press release disclosing financial information regarding the quarter ended June 28, 2008. A copy of the press release is attached as Exhibit 99.1

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On July 31, 2008, the Company sold to affiliates of its senior secured lender a warrant to purchase 31,000,000 shares of its common stock at $0.01 per share. The warrant is immediately exercisable, and has a ten-year term. The warrant may be exercised in whole or in part by the holder by payment of the exercise price, or through a “cashless exercise”, in which part of the value of the warrant is used to pay the exercise price. Issuance of the warrant was exempt from registration under Section 4(2) of the Securities Act of 1933, because the affiliates are accredited investors with access to material information about the Company, the issuance was in a private transaction with no general solicitation or advertising, the warrant is subject to restrictions on transfer, and no commissions or other remunerations were paid.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press release dated August 06, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.

(Registrant)

Date:	August 6, 2008

	By:	/s/ Bruce R. Ficks

(Bruce R. Ficks, Chief Financial Officer)

EXHIBIT INDEX

Ex. No.	Description

99.1	Press release dated August 6, 2008.